As filed with the Securities and Exchange Commission on November 19, 1999

                                            Registration No. 333_______________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                              AETHER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                          52-2186634
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                         identification number)

                              11460 Cronridge Drive
                          Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)

                                 (410) 654-6400
              (Registrant's telephone number, including area code)

                              Aether Systems, Inc.
                           1999 Equity Incentive Plan
                            (Full title of the plan)

                                  David S. Oros
                             Chairman of the Board,
                       Chief Executive Officer & President

                              Aether Systems, Inc.
                              11460 Cronridge Drive
                          Owings Mills, Maryland 21117
                                 (410) 654-6400
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                 With a copy to:

                             R. Scott Kilgore, Esq.
                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                             Washington, D.C. 20037

                           ---------------------------


                                               CALCULATION OF REGISTRATION FEE



                                                                          Proposed           Proposed
                               Title of                                    Maximum            Maximum
                              Securities                  Amount          Offering           Aggregate          Amount of
                                to be                     to be            Price             Offering        Registration
         Name of Plan         Registered                Registered       Per Share (1)        Price (1)           Fee (1)
------------------------------------------------------------------------------------------------------------------------------------
1999 Equity Incentive     Common Stock, par $0.01       5,400,000          $31.98          $172,690,096         $48,008
Plan (the "1999 Plan")
------------------------------------------------------------------------------------------------------------------------------------




(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of (a) for 2,481,091 shares not yet subject to options, $66.69, the average of the high and low prices reported in the Nasdaq Stock Market on November 12, 1999, and (b) for granted options for 2,918,959 shares, the actual exercise prices specified in those granted options (which range from $0.40 to $8.00.) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s)  containing the information  required by
Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Aether Systems, Inc. (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                  The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) Prospectus on Form 424B4 filed by the Company on October 21, 1999.

         (b) The Company's Registration Statement on Form S-1 (SEC No.333-85697 filed by the Company on August 20, 1999 and all amendments thereafter.

         (c) The description of the Company's Common Stock which is incorporated by reference from the Prospectus on Form 424B4 filed by the Company on October 21, 1999, including any amendment or report filed for the purpose of updating such description.


Item 4. Description of Securities

           Not Applicable


Item 5.   Interests of Named Experts and Counsel

                  The validity of the shares of Company Common Stock that may be issued under options granted under the 1999 Plan is being passed upon for the Company by Wilmer, Cutler & Pickering. George P. Stamas, a member of the Board of Directors, is a partner in Wilmer, Cutler & Pickering. As of the date of this Registration Statement, Mr. Stamas had received stock options to purchase 23,850 shares of Common Stock and he holds a non-voting interest in Telcom-ATI Investors.

Item 6.   Indemnification of Directors and Officers

                  Under Section 145 of the General Corporate law of the State of Delaware, Aether Systems has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Aether Systems' bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

                  Aether's  certificate  of  incorporation   provides  that  the
liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Aether and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Aether, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                  Prior to the effective date of the Registration Statement, Aether will have entered into agreements with its directors and certain of its executive officers that require Aether to indemnify such persons against II-1 expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person maybe made a party by reason of the fact that such person is or was a director or officer of Aether or any of its affiliated enterprises, provided such person acted in good father and in a manner such person reasonably believed to be in or not opposed to the best interests of Aether and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                  Aether intends to obtain in conjunction with the effectiveness of the Registration Statement a policy of directors' and officers' liability insurance that insures Aether's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

                  The Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement provides for indemnification by the underwriters of Aether and its officers and directors for certain liabilities arising under the Securities Actor otherwise.


Item 7.   Exemption from Registration Claimed

          Not Applicable.

Item 8.   Exhibits

The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

Item 9.   Undertakings

(a)       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                      - 6 -

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Owings Mill, Maryland on the 18th day of November, 1999.

                                                AETHER SYSTEMS, INC.

                                                By:  /s/ David S. Oros
                                                -------------------------------
                                                David S. Oros
                                                Chief Executive Office


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David S. Oros and David
C. Reymann as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                            Title                      Date


                                Chairman of the Board,
/s/ David S. Oros               Chief Executive Officer
------------------------        and President                 November 18, 1999
David S. Oros


/s/ David C. Reymann
------------------------        Chief Financial Officer       November 18, 1999
David C. Reymann


/s/ J. Carter Beese, Jr.
------------------------        Director                      November 18, 1999
J. Carter Beese, Jr.


/s/ Frank A. Bonsal, Jr.
------------------------        Director                      November 18, 1999
Frank A. Bonsal, Jr.

   Signature                        Title                           Date


/s/ Mark D. Ein
------------------------           Director                   November 18, 1999
Mark D. Ein


/s/ Rahul C. Prakash
------------------------           Director                   November 18, 1999
Rahul C. Prakash


/s/ Janice M. Roberts
------------------------           Director                   November 18, 1999
Janice M. Roberts


/s/ Rajendra Singh
------------------------           Director                   November 18, 1999
Dr. Rajendra Singh


/s/ George P. Stamas
------------------------           Director                   November 18, 1999
George P. Stamas


/s/ Devin N. Wenig
------------------------           Director                   November 18, 1999
Devin N. Wenig


/s/ Thomas E. Wheeler
------------------------           Director                   November 18, 1999
Thomas E. Wheeler

                                  EXHIBIT INDEX


Exhibit
Number    Description
_____________________

4.1       1999 Equity Incentive Plan

5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1      Consent of KPMG LLP

23.2      Consent of PricewaterhouseCoopers LLP

24        Power of attorney (included on signature pages of this Registration
          Statement)

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